UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 29, 2013

THE GEO GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	1-14260	65-0043078
(State or other jurisdiction	(Commission File Number)	(IRS Employer of incorporation)

621 NW 53rd Street, Suite 700, Boca Raton, Florida		33487
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(561) 893-0101

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2013, The GEO Group, Inc. (“GEO”) and Mr. George C. Zoley, our Chief Executive Officer, entered into the First Amendment to Third Amended and Restated Executive Employment Agreement (the “Amendment”). The Amendment modifies Mr. Zoley’s employment agreement by eliminating the automatic 3% cost of living increase applicable to his annual base salary and instead provides that his annual base salary may be increased in the sole discretion of the Board for cost of living increases to be determined by the Board. Additionally, the Amendment modifies the termination payment Mr. Zoley would receive in the event of a termination of employment other than a termination by GEO for cause (as defined in the Third Amended and Restated Executive Employment Agreement) or a termination by Mr. Zoley without good reason (as defined in the Third Amended and Restated Executive Employment Agreement) from 3x (three times) the amount of Mr. Zoley’s base salary plus annual bonus to 2x (two times) the amount of Mr. Zoley’s base salary plus annual bonus.

Section 8- Other Events

Item 8.01 Other Events.

The information set forth above in “Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” is incorporated by reference herein. Additionally, the Compensation Committee of the Board of Directors of GEO has unanimously approved on April 29, 2013, that future performance-based equity awards to be granted to GEO’s senior management will consist of multi-year performance metrics as opposed to annual metrics. Notwithstanding the foregoing, the Compensation Committee may take actions contrary to the actions set forth above relating to future performance-based equity awards (1) upon the unanimous agreement of the members of the Compensation Committee; and/or (2) in connection with arrangements that may be assumed by GEO in connection with the acquisition of an entity or assets.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	First Amendment to Third Amended and Restated Executive Employment Agreement, dated April 29, 2013, by and between The GEO Group, Inc. and George C. Zoley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

April 29, 2013	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Third Amended and Restated Executive Employment Agreement, dated April 29, 2013, by and between The GEO Group, Inc. and George C. Zoley.

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